Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated May 29, 2014 relating to the financial statements of and to the reference to our firm under the caption "Experts" in the related Prospectus of Dominovas Energy Corporation for the registration of up to 75,000,000 shares of its common stock.

/s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants

Vancouver, Canada
October 31, 2014